Exhibit 99.1

FOR IMMEDIATE RELEASE
 .
NICOLET BANKSHARES, INC. ANNOUNCES 2024 RESULTS

•Net income $34 million for fourth quarter 2024, compared to net income of $33 million in prior quarter, and net income of $31 million for fourth quarter 2023
•Net income of $124 million or adjusted net income (non-GAAP) of $121 million for 2024, compared to net income of $62 million or adjusted net income (non-GAAP) of $101 million for 2023
•Net interest margin of 3.47% for full year 2024 improved 29 bps over 2023
•Tangible common equity to tangible assets increased to 9.33% at year end 2024 due to strong core earnings
•Solid year-over-year asset growth of $328 million (4%) to $8.8 billion

Green Bay, Wisconsin, January 21, 2025 - Nicolet Bankshares, Inc. (NYSE: NIC) (“Nicolet”) announced fourth quarter 2024 net income of $34 million and earnings per diluted common share of $2.19, compared to net income of $33 million and earnings per diluted common share of $2.10 for third quarter 2024, and net income of $31 million and earnings per diluted common share of $2.02 for fourth quarter 2023. Net income for the year ended December 31, 2024 was $124 million and earnings per diluted common share of $8.05, compared to net income of $62 million and earnings per diluted common share of $4.08 for the year ended December 31, 2023.

Net income reflected certain non-core items and the related tax effect of each, including the first quarter 2023 balance sheet repositioning and third quarter 2023 change in Wisconsin state tax law (as detailed in the Reconciliation of Non-GAAP Financial Measures table below), as well as gains / (losses) on other assets and investments in all periods. For the year ended December 31, 2024, these non-core items positively impacted earnings per diluted common share $0.22, and negatively impacted earnings per diluted common share $2.64 for the year ended December 31, 2023.

“I am pleased to report Nicolet produced its best quarterly earnings in its 24-year history, which caps off a record year for our Company,” said Mike Daniels, Chairman, President, and CEO of Nicolet. “While we always are finding ways to improve, our 2024 financial results were impressive across the board. In addition to record profitability, we also saw a continued improvement in our net interest margin, solid loan and deposit growth, and are continuing to build capital that strengthens an already solid balance sheet. I am extremely proud of our team for making this year possible, and am excited by the opportunities before us in the years to come.”

“I believe 2025 is exciting for Nicolet,” Daniels continued. “Given our strong capital levels coupled with continued earnings performance that likely places us in the top quartile, if not decile, of performance among community banks, we think all organic and acquisition options remain on the table in the coming year. The focus will always be to take care of our current customers, and to continue to win business one customer at a time, but we hope to return to the M&A market in 2025 given our proven ability to create substantial shareholder value through acquisitions. The increase in bank valuations, likely change in the bank regulatory environment, and a resilient economy that looks to continue for the foreseeable future has led to an increase in M&A conversations, albeit in the early stages. In the meantime, we’ve been making one of the best acquisitions we can make by acquiring our own stock through share repurchases, which we have begun again this past quarter and will likely continue to some degree until we can find a better use of our capital. Whether we deploy capital through those share repurchases, or through M&A, increasing the dividend, funding organic growth, preserving capital, or all the above, the fundamental strength of our franchise, which is driven by 950 individuals that show up and care every day, afford us that luxury.”

Balance Sheet Review
At December 31, 2024, period end assets were $8.8 billion, an increase of $160 million (2%) from September 30, 2024, mostly from loan growth and higher cash balances. Total loans increased $70 million from September 30, 2024, mostly in agricultural loans. Total deposits of $7.4 billion at December 31, 2024, increased $144 million from September 30, 2024, the net of a $48 million decrease in noninterest-bearing demand and a $192 million increase in interest-bearing deposits. Total capital was $1.2 billion at December 31, 2024, an increase of $24 million over September 30, 2024, with solid earnings and stock option exercises partly offset by the quarterly common stock dividend and unfavorable movements in the securities portfolio market valuation.

Asset Quality
Nonperforming assets were $29 million and represented 0.33% of total assets at December 31, 2024, compared to $26 million or 0.31% of total assets at September 30, 2024, and $28 million or 0.33% of total assets at December 31, 2023. The allowance for credit losses-loans was $66 million and represented 1.00% of total loans at December 31, 2024, compared to $66 million (or 1.00% of total loans) at September 30, 2024, and $64 million (or 1.00% of total loans) at December 31, 2023. Asset quality trends remain solid and loan net charge-offs were negligible.

Income Statement Review - Year
Net income was $124 million and adjusted net income (non-GAAP) was $121 million for the year ended December 31, 2024, compared to net income of $62 million and adjusted net income (non-GAAP) of $101 million for the year ended December 31, 2023.

Net interest income was $268 million for the year ended December 31, 2024, up $27 million from the year ended December 31, 2023. Interest income increased $56 million mostly due to the repricing of new and renewed loans in a higher interest rate environment, as well as solid loan growth, while interest expense increased $29 million due to both higher average balances and higher rates. The net interest margin for 2024 was 3.47%, up 29 bps from 3.18% for 2023. The yield on interest-earning assets increased 64 bps (to 5.66%) mostly due to higher average rates from the repricing of the loan portfolio, while the cost of funds increased 38 bps (to 3.03%) for 2024.

Noninterest income of $82 million for full year 2024 increased $46 million over full year 2023, significantly impacted by the 2023 balance sheet repositioning noted above. Excluding net asset gains (losses), noninterest income for 2024 was $78 million, a $9 million increase over 2023, with growth in most noninterest income categories. Wealth income increased $4 million on growth in assets under management (due to both net new accounts and positive market value changes), while net mortgage income grew $3 million mostly from higher gains on sale.

Noninterest expense of $191 million for full year 2024 increased $5 million over full year 2023. Personnel expense increased $9 million over 2023, including higher incentives commensurate with solid earnings as well as annual merit increases between the years. Non-personnel expenses combined decreased $4 million from full year 2023 mostly from lower data processing, as 2023 included a $3 million early contract termination charge.

Income tax expense was $31 million (effective tax rate of 20.03%) for the year ended December 31, 2024, compared to $25 million (effective tax rate of 28.99%) for the year ended December 31, 2023. The change in income tax expense was due to higher pretax income, partly offset by the impact of the 2023 Wisconsin tax law change noted above.

Income Statement Review - Quarter
Net income was $34 million for fourth quarter 2024, compared to net income of $33 million for third quarter 2024.

Net interest income was $72 million for fourth quarter 2024, up $3 million from third quarter 2024, due a reduction in interest expense from lower deposit rates. The net interest margin for fourth quarter 2024 was 3.61%, up 10 bps from 3.51% for third quarter 2024. The yield on interest-earning assets decreased 8 bps (to 5.68%) due to the impact of recent Federal Reserve interest reductions on new and variable rate assets, while the cost of funds decreased 21 bps (to 2.90%) for fourth quarter 2024 due to lower deposit costs.

Noninterest income of $21 million for fourth quarter 2024 decreased $2 million from third quarter 2024, mostly due to unfavorable changes in the deferred compensation plan asset market valuations. Wealth income increased $0.1 million, while net mortgage income grew $0.5 million.

Noninterest expense of $48 million for fourth quarter 2024 decreased $1 million from third quarter 2024. Personnel expense decreased $2 million from third quarter 2024, mostly due to the offsetting market value change in the deferred compensation plan liabilities. Non-personnel expenses combined increased $1 million from third quarter 2024 on higher marketing (due to donations to support capital campaigns within our communities) and higher other noninterest expense (mostly legal and professional fees).

About Nicolet Bankshares, Inc.
Nicolet Bankshares, Inc. is the bank holding company of Nicolet National Bank, a growing, full-service, community bank providing services ranging from commercial, agricultural and consumer banking to wealth management and retirement plan services. Founded in Green Bay in 2000, Nicolet National Bank operates branches primarily in Wisconsin, Michigan, and Minnesota. More information can be found at www.nicoletbank.com.

Use of Non-GAAP Financial Measures
This communication contains non-GAAP financial measures, such as non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted common share, tangible book value per common share, return on average tangible common equity, and tangible common equity to tangible assets. Management believes such measures to be helpful to management, investors and others in understanding Nicolet’s results of operations and financial position. When non-GAAP financial measures are used, the comparable GAAP financial measures, as well as the reconciliation of the non-GAAP measures to the GAAP financial measures, are provided. See “Reconciliation of Non-GAAP Financial Measures (Unaudited)” below. The non-GAAP net income measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Nicolet and also aid investors in comparing Nicolet’s financial performance to the financial performance of peer banks. Management considers non-GAAP financial ratios to be critical metrics with which to analyze and evaluate financial condition and capital strengths. While non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

Nicolet Bankshares, Inc.
Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Assets
Cash and due from banks	$115,943	$124,076	$109,674	$81,677	$129,898
Interest-earning deposits	420,104	303,908	298,856	345,747	361,533
Cash and cash equivalents	536,047	427,984	408,530	427,424	491,431
Certificates of deposit in other banks	980	3,189	3,924	5,639	6,374
Securities available for sale, at fair value	806,415	825,907	799,937	803,963	802,573
Other investments	61,145	60,443	60,796	60,464	57,560
Loans held for sale	7,637	11,121	9,450	5,022	4,160
Loans	6,626,584	6,556,840	6,529,134	6,397,617	6,353,942
Allowance for credit losses - loans	(66,322)	(65,785)	(65,414)	(64,347)	(63,610)
Loans, net	6,560,262	6,491,055	6,463,720	6,333,270	6,290,332
Premises and equipment, net	126,979	123,585	120,988	119,962	118,756
Bank owned life insurance (“BOLI”)	186,448	185,011	171,972	170,746	169,392
Goodwill and other intangibles, net	388,140	389,727	391,421	393,183	394,366
Accrued interest receivable and other assets	122,742	119,096	126,279	126,989	133,734
Total assets	$8,796,795	$8,637,118	$8,557,017	$8,446,662	$8,468,678

Liabilities and Stockholders' Equity
Liabilities:
Noninterest-bearing demand deposits	$1,791,228	$1,839,617	$1,764,806	$1,665,229	$1,958,709
Interest-bearing deposits	5,612,456	5,420,380	5,476,272	5,500,503	5,239,091
Total deposits	7,403,684	7,259,997	7,241,078	7,165,732	7,197,800
Long-term borrowings	161,387	161,210	162,433	162,257	166,930
Accrued interest payable and other liabilities	58,826	66,584	62,093	55,018	64,941
Total liabilities	7,623,897	7,487,791	7,465,604	7,383,007	7,429,671
Stockholders' Equity:
Common stock	154	151	150	149	149
Additional paid-in capital	655,540	647,934	639,159	636,621	633,770
Retained earnings	565,772	535,638	507,366	482,295	458,261
Accumulated other comprehensive income (loss)	(48,568)	(34,396)	(55,262)	(55,410)	(53,173)
Total stockholders' equity	1,172,898	1,149,327	1,091,413	1,063,655	1,039,007
Total liabilities and stockholders' equity	$8,796,795	$8,637,118	$8,557,017	$8,446,662	$8,468,678

Common shares outstanding	15,356,785	15,104,381	14,945,598	14,930,549	14,894,209

Nicolet Bankshares, Inc.
Consolidated Statements of Income (Unaudited)
	For the Three Months Ended					For the Years Ended
(In thousands, except per share data)	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
Interest income:
Loans, including loan fees	$100,605	$100,824	$97,975	$93,648	$90,265	$393,052	$341,155
Taxable investment securities	5,369	5,211	5,056	4,557	4,737	20,193	18,182
Tax-exempt investment securities	1,073	1,095	1,152	1,238	1,394	4,558	6,031
Other interest income	5,787	5,492	4,695	4,588	7,149	20,562	17,494
Total interest income	112,834	112,622	108,878	104,031	103,545	438,365	382,862
Interest expense:
Deposits	39,138	42,060	41,386	38,990	36,583	161,574	125,824
Short-term borrowings	—	2	—	—	—	2	4,794
Long-term borrowings	2,146	2,194	2,150	2,234	2,680	8,724	10,728
Total interest expense	41,284	44,256	43,536	41,224	39,263	170,300	141,346
Net interest income	71,550	68,366	65,342	62,807	64,282	268,065	241,516
Provision for credit losses	1,000	750	1,350	750	1,000	3,850	4,990
Net interest income after provision for credit losses	70,550	67,616	63,992	62,057	63,282	264,215	236,526
Noninterest income:
Wealth management fee income	7,208	7,085	6,674	6,485	6,308	27,452	23,747
Mortgage income, net	3,326	2,853	2,634	1,364	1,856	10,177	7,164
Service charges on deposit accounts	1,877	1,913	1,813	1,581	1,475	7,184	5,976
Card interchange income	3,541	3,564	3,458	3,098	3,306	13,661	12,991
BOLI income	1,421	1,455	1,225	1,347	1,161	5,448	4,524
Asset gains (losses), net	510	1,177	616	1,909	5,947	4,212	(32,808)
Deferred compensation plan asset market valuations	(192)	1,162	169	59	949	1,198	1,937
LSR income, net	1,064	1,090	1,117	1,134	1,027	4,405	4,425
Other noninterest income	2,103	2,079	1,903	2,445	2,405	8,530	8,016
Total noninterest income	20,858	22,378	19,609	19,422	24,434	82,267	35,972
Noninterest expense:
Personnel expense	26,682	28,937	26,285	26,510	26,937	108,414	99,109
Occupancy, equipment and office	8,685	8,826	8,681	8,944	9,567	35,136	36,222
Business development and marketing	2,325	1,823	2,040	2,142	1,854	8,330	7,790
Data processing	4,668	4,535	4,281	4,270	7,043	17,754	19,892
Intangibles amortization	1,587	1,694	1,762	1,833	1,842	6,876	8,072
FDIC assessments	990	990	990	1,033	950	4,003	3,999
Merger-related expense	—	—	—	—	—	—	189
Other noninterest expense	3,268	2,343	2,814	2,415	2,103	10,840	10,593
Total noninterest expense	48,205	49,148	46,853	47,147	50,296	191,353	185,866
Income before income tax expense	43,203	40,846	36,748	34,332	37,420	155,129	86,632
Income tax expense	8,723	8,330	7,475	6,542	6,759	31,070	25,116
Net income	$34,480	$32,516	$29,273	$27,790	$30,661	$124,059	$61,516
Earnings per common share:
Basic	$2.25	$2.16	$1.96	$1.86	$2.07	$8.24	$4.17
Diluted	$2.19	$2.10	$1.92	$1.82	$2.02	$8.05	$4.08
Common shares outstanding:
Basic weighted average	15,297	15,052	14,937	14,907	14,823	15,049	14,743
Diluted weighted average	15,710	15,479	15,276	15,249	15,142	15,416	15,071

Nicolet Bankshares, Inc.
Consolidated Financial Summary (Unaudited)
	For the Three Months Ended					For the Years Ended
(In thousands, except share & per share data)	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
Selected Average Balances:
Loans	$6,581,059	$6,542,532	$6,496,732	$6,398,838	$6,263,971	$6,505,103	$6,233,623
Investment securities	884,376	873,212	881,190	884,775	897,437	880,876	1,107,105
Interest-earning assets	7,946,309	7,824,773	7,733,097	7,629,120	7,683,495	7,783,884	7,671,839
Cash and cash equivalents	493,237	431,632	374,176	364,375	558,473	416,109	352,458
Goodwill and other intangibles, net	388,824	390,453	392,171	393,961	395,158	391,343	398,106
Total assets	8,716,611	8,596,812	8,481,186	8,380,595	8,415,169	8,544,419	8,407,562
Deposits	7,314,632	7,247,321	7,183,777	7,112,971	7,189,650	7,215,038	7,087,427
Interest-bearing liabilities	5,667,803	5,653,259	5,658,642	5,509,882	5,358,445	5,622,605	5,336,825
Stockholders’ equity (common)	1,163,477	1,118,242	1,070,379	1,048,596	996,745	1,100,396	979,366
Selected Ratios: (1)
Book value per common share	$76.38	$76.09	$73.03	$71.24	$69.76	$76.38	$69.76
Tangible book value per common share (2)	$51.10	$50.29	$46.84	$44.91	$43.28	$51.10	$43.28
Return on average assets	1.57%	1.50%	1.39%	1.33%	1.45%	1.45%	0.73%
Return on average common equity	11.79	11.57	11.00	10.66	12.20	11.27	6.28
Return on average tangible common equity (2)	17.71	17.77	17.36	17.07	20.22	17.50	10.58
Average equity to average assets	13.35	13.01	12.62	12.51	11.84	12.88	11.65
Stockholders’ equity to assets	13.33	13.31	12.75	12.59	12.27	13.33	12.27
Tangible common equity to tangible assets (2)	9.33	9.21	8.57	8.33	7.98	9.33	7.98
Net interest margin *	3.61	3.51	3.42	3.33	3.35	3.47	3.18
Efficiency ratio	52.17	54.57	55.24	58.34	60.41	54.97	59.50
Effective tax rate	20.19	20.39	20.34	19.06	18.06	20.03	28.99
Selected Asset Quality Information:
Nonaccrual loans	$28,419	$25,565	$27,838	$26,677	$26,625	$28,419	$26,625
Other real estate owned	693	859	1,147	1,245	1,267	693	1,267
Nonperforming assets	$29,112	$26,424	$28,985	$27,922	$27,892	$29,112	$27,892
Net loan charge-offs (recoveries)	$363	$379	$283	$13	$550	$1,038	$869
Allowance for credit losses-loans to loans	1.00%	1.00%	1.00%	1.01%	1.00%	1.00%	1.00%
Net charge-offs to average loans (1)	0.02	0.02	0.02	0.00	0.03	0.02	0.01
Nonperforming loans to total loans	0.43	0.39	0.43	0.42	0.42	0.43	0.42
Nonperforming assets to total assets	0.33	0.31	0.34	0.33	0.33	0.33	0.33
Stock Repurchase Information: (3)
Common stock repurchased ($)	$10,137	$—	$—	$—	$—	$10,137	$1,519
Common stock repurchased (shares)	92,440	—	—	—	—	92,440	26,853
* During fourth quarter 2024, Nicolet changed the annualization methodology utilized for the calculation of net interest margin from 30/365 to actual/365 to be more consistent with the methodology typically used by peer banks and to cause quarterly results to be more consistent with annual results. Prior periods have been restated for the this change in methodology. There was no change to the reported average balances or interest recognized.
(1)Income statement-related ratios for partial-year periods are annualized.
(2)See Reconciliation of Non-GAAP Financial Measures below for a reconciliation of these financial measures.
(3)Reflects common stock repurchased under board of director authorizations for the common stock repurchase program.

Nicolet Bankshares, Inc.
Consolidated Loan & Deposit Metrics (Unaudited)
(In thousands)	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Period End Loan Composition
Commercial & industrial	$1,319,763	$1,351,516	$1,358,152	$1,307,490	$1,284,009
Owner-occupied commercial real estate (“CRE”)	940,367	920,533	941,137	955,786	956,594
Agricultural	1,322,038	1,261,152	1,224,885	1,190,371	1,161,531
Commercial	3,582,168	3,533,201	3,524,174	3,453,647	3,402,134
CRE investment	1,221,826	1,226,982	1,198,020	1,188,722	1,142,251
Construction & land development	239,694	231,694	247,565	241,730	310,110
Commercial real estate	1,461,520	1,458,676	1,445,585	1,430,452	1,452,361
Commercial-based loans	5,043,688	4,991,877	4,969,759	4,884,099	4,854,495
Residential construction	96,110	85,811	90,904	84,370	75,726
Residential first mortgage	1,196,158	1,194,574	1,190,790	1,167,069	1,167,109
Residential junior mortgage	234,634	223,456	218,512	206,434	200,884
Residential real estate	1,526,902	1,503,841	1,500,206	1,457,873	1,443,719
Retail & other	55,994	61,122	59,169	55,645	55,728
Retail-based loans	1,582,896	1,564,963	1,559,375	1,513,518	1,499,447
Total loans	$6,626,584	$6,556,840	$6,529,134	$6,397,617	$6,353,942

Period End Deposit Composition
Noninterest-bearing demand	$1,791,228	$1,839,617	$1,764,806	$1,665,229	$1,958,709
Interest-bearing demand	1,168,560	1,035,593	1,093,621	1,121,030	1,055,520
Money market	1,942,367	1,928,977	1,963,559	2,027,559	1,891,287
Savings	774,707	763,024	762,529	765,084	768,401
Time	1,726,822	1,692,786	1,656,563	1,586,830	1,523,883
Total deposits	$7,403,684	$7,259,997	$7,241,078	$7,165,732	$7,197,800
Brokered transaction accounts	$163,580	$159,547	$250,109	$265,818	$166,861
Brokered time deposits	586,852	549,907	557,657	517,190	448,582
Total brokered deposits	$750,432	$709,454	$807,766	$783,008	$615,443
Customer transaction accounts	$5,513,282	$5,407,664	$5,334,406	$5,313,085	$5,507,056
Customer time deposits	1,139,970	1,142,879	1,098,906	1,069,639	1,075,301
Total customer deposits (core)	$6,653,252	$6,550,543	$6,433,312	$6,382,724	$6,582,357

Nicolet Bankshares, Inc.
Net Interest Income and Net Interest Margin Analysis (Unaudited)

	For the Three Months Ended
	December 31, 2024			September 30, 2024			December 31, 2023
	Average		Average	Average		Average	Average		Average
(In thousands)	Balance	Interest	Rate *	Balance	Interest	Rate *	Balance	Interest	Rate *
ASSETS
Total loans (1) (2)	$6,581,059	$100,759	6.10%	$6,542,532	$100,962	6.14%	$6,263,971	$90,313	5.73%
Investment securities (2)	884,376	6,795	3.07%	873,212	6,666	3.05%	897,437	6,567	2.93%
Other interest-earning assets	480,874	5,787	4.79%	409,029	5,492	5.35%	522,087	7,149	5.44%
Total interest-earning assets	7,946,309	$113,341	5.68%	7,824,773	$113,120	5.76%	7,683,495	$104,029	5.38%
Other assets, net	770,302			772,039			731,674
Total assets	$8,716,611			$8,596,812			$8,415,169
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing core deposits	$4,783,675	$30,754	2.56%	$4,723,464	$32,952	2.78%	$4,570,493	$29,730	2.58%
Brokered deposits	722,827	8,384	4.61%	768,058	9,108	4.72%	601,379	6,853	4.52%
Total interest-bearing deposits	5,506,502	39,138	2.83%	5,491,522	42,060	3.05%	5,171,872	36,583	2.81%
Wholesale funding	161,301	2,146	5.29%	161,737	2,196	5.40%	186,573	2,680	5.70%
Total interest-bearing liabilities	5,667,803	$41,284	2.90%	5,653,259	$44,256	3.11%	5,358,445	$39,263	2.91%
Noninterest-bearing demand deposits	1,808,130			1,755,799			2,017,778
Other liabilities	77,201			69,512			42,201
Stockholders' equity	1,163,477			1,118,242			996,745
Total liabilities and stockholders' equity	$8,716,611			$8,596,812			$8,415,169
Net interest income and rate spread		$72,057	2.78%		$68,864	2.65%		$64,766	2.47%
Net interest margin			3.61%			3.51%			3.35%
Loan purchase accounting accretion (3)		$1,475	0.09%		$1,527	0.09%		$1,587	0.10%
Loan nonaccrual interest (4)		$(458)	(0.03)%		$(48)	0.00%		$(327)	(0.02)%
	For the Years Ended
	December 31, 2024			December 31, 2023
	Average		Average	Average		Average
(In thousands)	Balance	Interest	Rate *	Balance	Interest	Rate *
ASSETS
Total loans (1) (2)	$6,505,103	$393,551	6.05%	$6,233,623	$341,332	5.48%
Investment securities (2)	880,876	26,237	2.98%	1,107,105	26,142	2.36%
Other interest-earning assets	397,905	20,562	5.17%	331,111	17,494	5.28%
Total interest-earning assets	7,783,884	$440,350	5.66%	7,671,839	$384,968	5.02%
Other assets, net	760,535			735,723
Total assets	$8,544,419			$8,407,562
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing core deposits	$4,709,494	$126,675	2.69%	$4,417,426	$99,673	2.26%
Brokered deposits	750,499	34,899	4.65%	615,209	26,151	4.25%
Total interest-bearing deposits	5,459,993	161,574	2.96%	5,032,635	125,824	2.50%
Wholesale funding	162,612	8,726	5.37%	304,190	15,522	5.10%
Total interest-bearing liabilities	5,622,605	$170,300	3.03%	5,336,825	$141,346	2.65%
Noninterest-bearing demand deposits	1,755,045			2,054,792
Other liabilities	66,373			36,579
Stockholders' equity	1,100,396			979,366
Total liabilities and stockholders' equity	$8,544,419			$8,407,562
Net interest income and rate spread		$270,050	2.63%		$243,622	2.37%
Net interest margin			3.47%			3.18%
Loan purchase accounting accretion (3)		$6,057	0.09%		$6,496	0.10%
* During fourth quarter 2024, Nicolet changed the annualization methodology utilized for the calculation of net interest margin from 30/365 to actual/365 to be more consistent with the methodology typically used by peer banks and to cause quarterly results to be more consistent with annual results. Prior periods have been restated for the this change in methodology. There was no change to the reported average balances or interest recognized.
(1) Nonaccrual loans and loans held for sale are included in the daily average loan balances outstanding.
(2) The yield on tax-exempt loans and tax-exempt investment securities is computed on a tax-equivalent basis using a federal tax rate of 21%, and adjusted for the disallowance of interest expense.
(3) Loan purchase accounting accretion included in Total loans interest above, and the related impact to net interest margin.
(4) Loan nonaccrual interest included in Total loans interest above, and the related impact to net interest margin.

Nicolet Bankshares, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)
	For the Three Months Ended					For the Years Ended
(In thousands, except per share data)	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
Adjusted net income reconciliation: (1)
Net income (GAAP)	$34,480	$32,516	$29,273	$27,790	$30,661	$124,059	$61,516
Adjustments:
Provision expense (2)	—	—	—	—	—	—	2,340
Assets (gains) losses, net (3)	(510)	(1,177)	(616)	(1,909)	(5,947)	(4,212)	32,808
Merger-related expense	—	—	—	—	—	—	189
Contract termination charge	—	—	—	—	2,689	—	2,689
Adjustments subtotal	(510)	(1,177)	(616)	(1,909)	(3,258)	(4,212)	38,026
Tax on Adjustments (4)	(99)	(230)	(120)	(372)	(635)	(821)	7,415
Tax - Wisconsin Tax Law Change (4)	—	—	—	—	—	—	9,118
Adjusted net income (Non-GAAP)	$34,069	$31,569	$28,777	$26,253	$28,038	$120,668	$101,245
Diluted earnings per common share:
Diluted earnings per common share (GAAP)	$2.19	$2.10	$1.92	$1.82	$2.02	$8.05	$4.08
Adjusted Diluted earnings per common share (Non-GAAP)	$2.17	$2.04	$1.88	$1.72	$1.85	$7.83	$6.72
Tangible assets: (5)
Total assets	$8,796,795	$8,637,118	$8,557,017	$8,446,662	$8,468,678
Goodwill and other intangibles, net	388,140	389,727	391,421	393,183	394,366
Tangible assets	$8,408,655	$8,247,391	$8,165,596	$8,053,479	$8,074,312
Tangible common equity: (5)
Stockholders’ equity (common)	$1,172,898	$1,149,327	$1,091,413	$1,063,655	$1,039,007
Goodwill and other intangibles, net	388,140	389,727	391,421	393,183	394,366
Tangible common equity	$784,758	$759,600	$699,992	$670,472	$644,641
Tangible average common equity: (5)
Average stockholders’ equity (common)	$1,163,477	$1,118,242	$1,070,379	$1,048,596	$996,745	$1,100,396	$979,366
Average goodwill and other intangibles, net	388,824	390,453	392,171	393,961	395,158	391,343	398,106
Average tangible common equity	$774,653	$727,789	$678,208	$654,635	$601,587	$709,053	$581,260
Note: Numbers may not sum due to rounding.
(1)The adjusted net income measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Nicolet and also to aid investors in the comparison of Nicolet’s financial performance to the financial performance of peer banks.
(2)Provision expense for 2023 is attributable to the expected loss on a bank subordinated debt investment.
(3)Includes the gains / (losses) on other assets and investments, as well as the impact of the March 2023 balance sheet repositioning which included the sale of $500 million (par value) U.S. Treasury held to maturity securities for a pre-tax loss of $38 million or an after-tax loss of $28 million, with the net proceeds used to reduce FHLB borrowings and the remainder held in investable cash.
(4)In July 2023, a new Wisconsin tax law change was signed which provided financial institutions with an exemption from state taxable income for interest, fees, and penalties earned on specific loans to existing Wisconsin-based business or agriculture purpose loans. The effective tax rate for periods prior to the July 1, 2023, effective date of this tax law change assumed an effective tax rate of 25%, and periods subsequent to the effective date assumed an effective tax rate of 19.5%. The adjusted net income reconciliation for first and second quarter 2023 is as originally reported, and has not been restated to reflect the $3 million excess tax expense of those quarters that was subsequently reversed in third quarter 2023 due to the Wisconsin tax law change. Thus, the adjusted net income reconciliation for the quarters of 2023 will not sum to the full year impact.
(5)The ratios of tangible book value per common share, return on average tangible common equity, and tangible common equity to tangible assets exclude goodwill and other intangibles, net. These financial ratios have been included as they are considered to be critical metrics with which to analyze and evaluate financial condition and capital strength.